Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Jun 30, 2003
Payment Date	Jul 15, 2003

Calculation of Interest Expense

Index (LIBOR)	1.180000%
Accrual end date, accrual beginning date and days in Interest Period	Jul 15, 2003	Jun 16, 2003	29
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	100,319,785	22,292,172	30,000,000	19,000,000	14,000,000	17,044,151
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.360000%	1.470000%	1.580000%	1.830000%	2.180000%
Interest/Yield Payable on the Principal Balance	109,906	26,398	38,183	28,009	24,586
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	109,906	26,398	38,183	28,009	24,586
Interest/Yield Paid	109,906	26,398	38,183	28,009	24,586

Summary

Beginning Security Balance	100,319,785	22,292,172	30,000,000	19,000,000	14,000,000	17,044,151
Beginning Adjusted Balance	100,319,785	22,292,172	30,000,000	19,000,000	14,000,000
Principal Paid	8,871,562	1,096,724	0	0	0	44,151
Ending Security Balance	91,448,222	21,195,448	30,000,000	19,000,000	14,000,000	17,042,220
Ending Adjusted Balance	91,448,222	21,195,448	30,000,000	19,000,000	14,000,000
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	100,196,663	21,195,448	25,049,166	11,427,466	5,915,479
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					1,946,320
Ending OC Amount as Holdback Amount						0
Ending OC Amount as Accelerated Prin Pmts						17,042,220

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.1205109	$0.5499510	$0.4242592	$0.4913889	$0.5853705
Principal Paid per $1000	$9.7275902	$22.8484150	$0.0000000	$0.0000000	$0.0000000